UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2021
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Morgan E. Housel to the Board of Directors and Nominating/Corporate Governance Committee
On November 16, 2021, Markel Corporation (the Company) announced the appointment of Morgan E. Housel to the Company's Board of Directors (the Board), effective November 16, 2021. Mr. Housel also has been appointed to serve on the Board's Nominating/Corporate Governance Committee effective on the same day.
Mr. Housel is a partner at The Collaborative Fund (the Fund), a multi-stage private investment fund, and has served in that position since August 2016. In this role, he is responsible for internal investor communications and external research reports, as well engaging in fundraising, conducting due diligence, and serving as a board member for certain of the Fund's portfolio companies. Mr. Housel also is a frequent presenter discussing matters related to risk, investor psychology and business history, and author of the book The Psychology of Money, originally published in September 2020. Prior to joining the Fund, Mr. Housel was a columnist and senior analyst at The Motley Fool from 2007 to August 2016, and a columnist for The Wall Street Journal from August 2014 to October 2015.
Mr. Housel will participate in the Company's compensation program for non-employee directors. At present, in May of each year, each non-employee director is paid an annual retainer fee of $95,000 (payable in cash, Company common stock, or a combination thereof) and receives an annual grant of approximately $125,000 in restricted shares of Company common stock. Non-employee directors may purchase Company common stock under the non-qualified component of the Company's 2020 Employee Stock Purchase Plan at a 10% discount, up to the total amount of the retainer fee received by the director. In connection with his appointment to the Board effective November 16, 2021, Mr. Housel will receive a pro rata (i) retainer fee of $47,500 and (ii) grant of approximately $62,500 in restricted stock.
In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings. The Company also will match up to $15,000 in charitable contributions made by each non-employee director each year.
A copy of the press release announcing Mr. Housel’s appointment is furnished as Exhibit 99.1.

Item 8.01	Other Events.
On November 16, 2021, the Board approved a new share repurchase program with immediate effect authorizing the Company to repurchase up to $500 million of the Company's outstanding common stock. This program effectively terminates and replaces a similar $300 million program authorized in August 2019 under which approximately $180 million of the Company's common stock had been repurchased through September 30, 2021. Under the new program, as under the previous program, the Company may repurchase outstanding shares of the Company's common stock from time to time in privately negotiated or open market transactions, including under plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934. The new program has no expiration date, but may be terminated by the Board at any time.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued November 16, 2021 (Housel Appointment)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

November 16, 2021	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Senior Vice President, Chief Legal Officer and Secretary
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